Exhibit 10.38

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

First Amendment to License Agreement

between

Clovis Oncology, Inc.

and

Pfizer, Inc.

August 30, 2016

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment to License Agreement (the “Amendment”) is effective as of August 30, 2016 (the “Amendment Date”) between Clovis Oncology, Inc. (“Clovis”) and Pfizer, Inc. (“Pfizer”).

Whereas, Clovis and Pfizer are parties to that certain License Agreement between Clovis and Pfizer dated June 2, 2011 (the “Agreement”).

Now, Therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Clovis and Pfizer agree as follows:

1.Capitalized terms used but not expressly defined in this Amendment have the meanings set forth in the Agreement.

2.Section 5.1.2 of the Agreement is hereby amended to add a new subsection (d) as follows:

“(d)The Milestone Payments set forth in Section 5.1.2(ii) and payable “Upon FDA approval of an NDA for 1st Indication in US” and “Upon EMA approval of an MAA for 1st Indication in EU” may be paid, at the election of LICENSEE, which election will be provided in writing to PFIZER within five (5) days following the applicable Milestone, either (i) pursuant to the terms of the first paragraph of Section 5.1.2, or (ii) by the date that is 18 months after the achievement of such Milestone and in the amount of *** for each such Milestone that is so deferred by LICENSEE. In the event that LICENSEE does not provide PFIZER with written notice within five (5) days following the applicable Milestone then such Milestone Payment will be made pursuant to the terms of the first paragraph of Section 5.1.2.  LICENSEE at its election may or may not defer each of the (i) FDA approval of an NDA for 1st indication in US or (ii) EMA approval of an MAA for 1st indication in EU Milestones at the time such approval may occur, as applicable.”

3.Except as specifically amended by this Amendment, Pfizer and Clovis agree and acknowledge that the terms and conditions of the Agreement remain in full force and effect.

4.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

Clovis Oncology, Inc.Pfizer, Inc.

By:  /s/ Daniel W. MuehlBy:  /s/ Liz Barrett

Name:  Daniel W. MuehlName:  Liz Barrett

Title:  V.P. FinanceTitle:  Global President, Pfizer Oncology